As filed with the Securities and Exchange Commission ON March 19, 2001.

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          AMBAC FINANCIAL GROUP, INC.
            (Exact name of Registrant as specified in its charter)

          DELAWARE                           6351                              13-362176
(State or other jurisdiction of    (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)      Classification Code Number)            Identification No.)

                                   ----------
                             One State Street Plaza
                            New York, New York 10004
                                 (212) 668-0340
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   ----------
                               Anne G. Gill, Esq.
          First Vice President, Secretary and Assistant General Counsel
                           Ambac Financial Group, Inc.
                             One State Street Plaza
                            New York, New York 10004
                                 (212) 208-3355

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

         Matthew J. Mallow, Esq.                        Edward F. Petrosky, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP                    Brown & Wood LLP
            Four Times Square                            One World Trade Center
      New York, New York 10036-6522                            57th Floor
             (212) 735-3000                             New York, New York 10048
                                                               (212) 839-5300


                              ---------------------
        Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement as determined by the registrant
                              ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                             ----------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities          Amount to be       Proposed Maximum          Proposed Maximum             Amount of
       to be Registered                     Registered       Offering Price Per   Unit  Aggregate Offering Price  Registration Fee
                                                                     (1)                      (2) (3)                  (2)
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities (4)                             __                   __                           __                     __
----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value (5)            __                   __                           __                     __
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, including        __                   __                           __                     __
Series A junior participating preferred
share purchase rights attached thereto (6)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                      $500,000,000             100%                      $500,000,000             $125,000
----------------------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. A filing fee aggregating $14,750 was previously paid in connection with a registration statement filed earlier relating to the registration of $50,000,000 aggregate principal amount of debt securities which are being included in this registration statement. The filing fee of $125,000 relates solely to the registration of $500,000,000 aggregate initial offering price of securities not previously registered. The aggregate initial offering price of the debt securities, preferred stock and common stock of the registrant registered hereby will not exceed $550,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3) Exclusive of accrued interest, distributions and dividends, if any.

(4) Including such indeterminate principal amount of debt securities as may, from time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities.

(5) Including such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock.

(6) Including such indeterminate number of shares of common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for common stock. The Series A junior participating preferred share purchase rights initially are attached to and trade with all the shares of common stock outstanding as of, and issued subsequent to, January 31, 1996, pursuant to the terms of the Company's Rights Agreement, dated as of January 31, 1996. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred only with the common stock. The value attributable to such rights, if any, is reflected in the market price of the common stock.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to the debt securities of the registrant previously registered under the Registration Statement on Form S-3 (No. 333-43695) of the registrant. This registration statement also constitutes post-effective amendment No. 1 to the Registration Statement on Form S-3 (No. 333-43695). A filing fee of $14,750 was paid in connection with $50,000,000 of securities that remain eligible to be sold under the Registration Statement on Form S-3 (No. 333-43695) of the registrant as of the date of the filing of this registration statement. If any such previously registered securities are sold prior to the effective date of this registration statement, they will not be included in the prospectus included in this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED MARCH 19, 2001


Prospectus

                                  $550,000,000

                           Ambac Financial Group, Inc.
                Common Stock, Preferred Stock and Debt Securities


Ambac Financial Group, Inc. may sell from time to time

     .   common stock

     .   preferred stock

     .   debt securities

     We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock and the debt securities then being offered, carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                The date of this prospectus is          , 2001.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $550,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give Ambac's expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

   Any or all of our forward-looking statements here or in other publications may turn out to be wrong and are based on current expectations and the current economic environment. Ambac's actual results may vary materially, and there are no guarantees about the performance of our securities. Among factors that could cause actual results to differ materially are:

   . changes in the economic, credit or interest rate environment in the United States and abroad;

   .    the level of activity within the national and worldwide debt markets;

   .    competitive conditions and pricing levels;

   .    legislative and regulatory developments;

   .    changes in tax laws; and

   . other risks and uncertainties that have not been identified at this time.

  Ambac undertakes no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the SEC.

                           AMBAC FINANCIAL GROUP, INC.

   Ambac, headquartered in New York City, is a holding company whose subsidiaries provide financial guarantee products and other financial services to clients in both the public and private sectors around the world. Ambac was incorporated on April 29, 1991. Ambac provides financial guarantees for municipal and structured finance obligations through its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"). Through its financial services subsidiaries, Ambac provides financial and investment products including investment agreements, interest rate swaps, funding conduits, investment advisory and cash management services, principally to its financial guarantee clients which include municipalities and their authorities, school districts, health care organizations and asset-backed issuers.

   Ambac Assurance, which serves the global capital markets, is primarily engaged in guaranteeing municipal and structured finance obligations and is the successor of the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Generally, financial guarantee products written by Ambac Assurance in both the primary and secondary markets guarantee payment when due of the principal of and interest on the guaranteed obligation. In the case of default on a guaranteed obligation, payments under the financial guarantee policy generally may not be accelerated by the policyholder without Ambac Assurance's consent. Ambac Assurance seeks to minimize the risk inherent in its financial guarantee portfolio by maintaining a diverse portfolio which spreads its risk across a number of criteria, including issue size, type of bond, geographic area and obligor. As of December 31, 2000, Ambac Assurance's net financial guarantee in force (after giving effect for reinsurance) was $418.4 billion.

   Ambac Credit Products L.L.C. ("ACP"), a wholly owned subsidiary of Ambac Assurance, provides credit protection in the global markets in the form of structured credit derivatives. These structured credit derivatives involve private transactions with high quality counterparties. These contracts require ACP to make payments upon the occurrence of certain defined credit events relating to an underlying obligation (generally a fixed income obligation). Structured credit derivatives issued by ACP are guaranteed by Ambac Assurance.

   Ambac Assurance has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Rating Services, Fitch, Inc. and Rating and Investment Information, Inc. These ratings are an essential part of Ambac Assurance's ability to provide credit enhancement.

   We conduct our investment agreement business through our subsidiary, Ambac Capital Funding, Inc. ("ACFI"). ACFI provides investment agreements primarily to municipalities and their authorities, structured finance obligations and international issuers. Investment agreements written by ACFI are rated triple-A by virtue of Ambac Assurance's financial guarantee. Investment agreements are primarily used by issuers to invest bond proceeds until the proceeds can be used for their intended purpose. The investment agreement provides for the guaranteed return of principal invested and for the payment of interest thereon at a guaranteed rate.

   Ambac provides interest rate swaps through its subsidiary, Ambac Financial Services, L.P. ("AFSLP"), primarily to states, municipalities and their authorities, and other entities in connection with their financings. The interest rate swaps provided by AFSLP are guaranteed by Ambac Assurance and provide a financing alternative that may reduce an issuer's overall borrowing costs and/or help manage their interest rate risk.

   Ambac provides investment advisory, cash management and fund administration services through its subsidiary, Cadre Financial Services, Inc., and broker/dealer services through its subsidiary, Cadre Securities, Inc., primarily to school districts, hospitals and health care organizations, and municipalities.

   As a holding company, Ambac Financial Group, Inc. is largely dependent on dividends from Ambac Assurance, its principal operating subsidiary, to pay dividends on its capital stock, to pay principal of and interest on its indebtedness, to pay its operating expenses, and to make capital investments in its subsidiaries. Dividends from Ambac Assurance are subject to certain insurance regulatory restrictions.

   Our principal executive offices are located at One State Street Plaza, New York, New York 10004 and our telephone number is (212) 668-0340.

                                 USE OF PROCEEDS

   We intend to use the proceeds of any securities sold for general corporate purposes.

                           AMBAC FINANCIAL GROUP, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table contains our ratio of earnings to fixed charges for each of the periods indicated:


                                    Years Ended December 31,                  Nine Months Ended
                                   -------------------------                  -----------------
                        1999      1998      1997      1996    1995       9/30/00           9/30/99
                        ----      ----      ----      ----    ----       -------           -------
Ratio of Earnings to
fixed charges          11.56x    10.50x    13.41x    17.91x   10.77x     12.97x             11.23x

----------------------
   We computed the ratio of earnings to fixed charges by dividing earnings before income taxes and extraordinary items plus fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense incurred, capitalized interest, amortization of debt expense and one-third of rental payments under operating leases (an amount deemed representative of the appropriate interest factor). Since we did not have any preferred stock outstanding during the periods indicated above, our ratio of earnings to combined fixed charges and preference dividends for each relevant period will be the same as our ratio of earnings to fixed charges.

                            DESCRIPTION OF SECURITIES

   This prospectus contains a summary of the common stock, preferred stock and debt securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and accompanying prospectus supplement contain the material terms of the securities being offered.

                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 4,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock were issued or outstanding as of March 15, 2001.

   The summary below of our amended and restated certificate of incorporation may not contain all of the information that is important to you. Accordingly, you should carefully read our amended and restated certificate of incorporation, which is incorporated by reference into this prospectus in its entirety.


Common stock

   Voting rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

   Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors.

   Liquidation and dissolution. If we liquidate or dissolve, the holders of the common stock will be entitled to share in our assets available for distribution to common stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

   Other rights.  Holders of the common stock have no right to

 .  convert or exchange the stock into any other security;

 .  have the stock redeemed; or

 . purchase additional stock or to maintain their proportionate ownership interest.

   The common stock does not have cumulative voting rights. Holders of shares of our common stock are not required to make additional capital contributions.

   Our common stock is listed and traded on the New York Stock Exchange under the symbol "ABK."

Directors' liability

   Our amended and restated certificate of incorporation provides that, to the fullest extent permitted under Delaware law, a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

   Our amended and restated certificate of incorporation allows us to indemnify directors and officers. We also maintain a directors' and officers' liability insurance policy.

Transfer agent and registrar

   Citibank, N.A. is the transfer agent and registrar for the common stock.

   Provisions of our amended and restated certificate of incorporation and by-laws and Delaware law that may have anti-takeover effects

   Removal of directors by stockholders. Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

   Stockholder nomination of directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least sixty, but not more than ninety, days prior to the date of the meeting for the election of directors. Except that if we give less than seventy days notice or prior public disclosure of the date for the meeting, then notice by a stockholder is timely if received by us no later than the close of business on the tenth day on which such notice was mailed or such public disclosure was made.

   10% stockholder provision. Section 4.5 of our amended and restated certificate of incorporation provides that no stockholder may cast votes with respect to 10% or more of our voting stock, regardless of the actual number of shares of voting stock beneficially held by the stockholder. In addition, any voting stock held by a stockholder in excess of 10% will not count in the calculation of or toward a quorum at any meeting of stockholders. These voting restrictions will not apply to any stockholder whose acquisition or ownership of 10% or more of our voting stock has been approved by the Wisconsin Commissioner.

   Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. Section 203 refers to a 15% stockholder as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

 . a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder, or

 . any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

   The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

   The prohibition against these transactions does not apply if:

 . prior to the time that any stockholder became a 15% stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

 . the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Stockholders rights plan

   Under Delaware law, a corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, unless prohibited by its certificate of incorporation. The price and terms of these shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors.

   We have entered into a stockholder rights agreement. As with most stockholder rights agreements, the terms of our rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability of the rights. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, which is incorporated by reference into this prospectus in its entirety.

   Our rights agreement provides that each share of our common stock outstanding will initially have attached to it the right to purchase one one-hundredth of a Series A junior participating preferred share of Ambac. As a result of stock splits effected since the adoption of our stockholders rights agreement, each share of common stock presently has attached to it one-third of a share. The purchase price per one one-hundredth of a share of preferred stock is $190, but this amount may be adjusted in some circumstances.

   Initially, the rights are attached to all common stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock or, with respect to persons that beneficially own 15% or more of the outstanding shares of common stock on January 31, 1996, such person has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of common stock, or (ii) 10 business days, or such later date as the board shall determine, following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person. Until the distribution date the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, new common stock certificates issued after the record date will contain a notation incorporating the rights agreement by reference and the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificate.

   The rights are not exercisable until the distribution date and will expire at the close of business on January 31, 2006, unless earlier redeemed or exchanged by Ambac as described below.

   As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights. Except as otherwise determined by the board, only shares of common stock issued prior to the distribution date will be issued with rights.

   In the event that a person becomes an acquiring person, except pursuant to an offer for all outstanding shares of common stock that the independent directors determine to be fair to and otherwise in the best interests of Ambac and its stockholders, each holder of a right will thereafter have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right. Following the occurrence of the event set forth in this paragraph, all rights that are, or were, beneficially owned by any acquiring person will be null and void.

   In the event that, at any time following the stock acquisition date, (i) Ambac is acquired in a merger or other business combination transaction in which Ambac is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph), or (ii) fifty percent (50%) or more of Ambac's assets, cash flow or earning power is sold or transferred, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

   At any time after a person becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board may exchange the rights (other than rights owned by such person or groups which have become void), in whole or in part, at an exchange ratio of three shares of common stock, or one one-hundredth of a share of preferred stock, per right (subject to adjustment).

   At any time until 10 days following the stock acquisition date, Ambac may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon the action of the board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price.

   Any of the provisions of the rights agreement may be amended by the board prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by the board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment may be made at such time as the rights are
--------  -------
not redeemable.

   The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Ambac in a manner which causes the rights to become discount rights unless the offer is conditional on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Ambac and its stockholders as determined by a majority of the directors who are not affiliated with the person making the offer, or willing to negotiate with the board. The rights should not interfere with any merger or other business combination approved by the board since the board may, at its option, at any time until ten days following the stock acquisition date redeem all but not less than all the then outstanding rights at the redemption price.

   The terms of our amended and restated certificate of incorporation and by-laws are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our amended and restated certificate of incorporation and by-laws, which are incorporated by reference into this prospectus in their entirety.

Preferred stock

   General. We are authorized to issue 4,000,000 shares of preferred stock. No shares of preferred stock are currently issued or outstanding. However, shares of preferred stock designated as Series A junior participating preferred stock are authorized and reserved for issuance in connection with the rights agreement described above. Our board of directors may, without stockholder approval, issue shares of preferred stock. The board can issue more than one series of preferred stock. The board has the right to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to the preferred stock it decides to issue.

   Voting rights. The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock.

   Conversion or exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, debt securities or other preferred stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock or other securities to be received by the holders of preferred stock to be adjusted.

                         DESCRIPTION OF DEBT SECURITIES

   The debt securities will be issued under an indenture, dated as of March 15, 2001, between Ambac and First Union National Bank, which serves as the trustee under the indenture.

   We have summarized all material provisions of the indenture below. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

   The debt securities will be our direct unsecured general obligations. The debt securities will rank equally with all of our other debt.

   Because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourself be a creditor with recognized claims against the subsidiary.

   A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in a prospectus supplement. The prospectus supplement will include some or all of the following for a particular series of debt securities:

 .  the title of debt securities;

 .  any limit on the aggregate principal amount of the debt securities;

 .  the price or prices at which we will sell the debt securities;

 .  the maturity date or dates of the debt securities;

 . the per annum interest rate or rates, if any, on the series and the date or dates from which any such interest will accrue;

 . whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

 . the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

 . the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

 . if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

 . our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

 . the denominations in which the debt securities will be issued, if other than $1,000 and integral multiples of $1,000;

 . the portion or methods of determining the portion of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

 . the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

 . provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

 . any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the indenture;

 . the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

 . whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

 .  the depositary for global or certificated debt securities;

 . any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

 . any other terms of the debt securities consistent with the provisions of the indenture.

Restrictive Covenants

   Unless we tell you otherwise in an accompanying prospectus supplement, the following restrictive covenants shall apply to each series of debt securities:

   Limitation on Liens. So long as any debt securities are outstanding, neither Ambac nor any of its subsidiaries will create, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation (other than Ambac) having direct or indirect control of Ambac Assurance or any such successor. However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

   Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any debt securities are outstanding and subject to the provisions of the indenture regarding mergers, consolidations and sales of assets, neither Ambac nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation (other than Ambac) having direct or indirect control of Ambac Assurance or any such successor, except for:

 . a sale or other disposition of any of such stock to a wholly-owned subsidiary of Ambac or of such subsidiary;

 . a sale or other disposition of all of such stock for at least fair value (as determined by Ambac's board of directors acting in good faith); or

 . a sale or other disposition of any of such stock for at least fair value (as determined by Ambac's board of directors acting in good faith), if, after such transaction, Ambac and its subsidiaries would own more than 80% of the issued and outstanding voting stock of Ambac Assurance or any such successor.

Consolidation, Merger, Sale of Assets and Other Transactions

   Under the indenture, so long as any debt securities are outstanding, we may not consolidate or merge with another corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to another person, unless:

 . the successor or purchaser is a corporation organized under the laws of the United States, any state within the United States or the District of Columbia;

 . the successor or purchaser expressly assumes our obligations under the indenture and the debt securities; and

 . immediately after the transaction, no Event of Default, and no event which, if notice was given and/or a certain period of time passed, would become an Event of Default, shall exist.

   Except as described above, neither the indenture nor the debt securities contain "event risk" or similar provisions intended to protect you if we become involved in a merger or other significant corporate event.

Events of Default

   Unless we tell you otherwise in an accompanying prospectus supplement, the following shall constitute "Events of Default" under the indenture with respect to each series of debt securities:

 . our failure for 30 days to pay any interest on any debt security of such series when due;

 . our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

 . our failure to perform any of our covenants with respect to such debt securities for 60 days after we receive notice of such failure; and

 .  certain events of bankruptcy, insolvency or reorganization of Ambac, Ambac
   Assurance or any successor to the business of Ambac Assurance which is also a subsidiary of Ambac.

   We are required to file with the trustee each year a written statement as to our compliance with certain of our obligations under the indenture.

Remedies

   If an Event of Default resulting from the failure to pay interest or principal (or premium, if any) on the debt securities of any series exists, either the trustee or the holders of 25% in aggregate principal amount of outstanding debt securities of such series may declare the principal of all the outstanding debt securities of that series and all accrued interest on those debt securities immediately due.

   If one of the other Events of Default exists, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of all existing series (voting together as one class) may declare the principal of all the outstanding debt securities of all series and all accrued interest on those debt securities immediately due.

   Under certain conditions, these declarations may be annulled and defaults which have been cured may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series (voting separately) or of all series (voting together as one class), whichever was required to make the declaration in the first place.

   Before the principal of the debt securities of any series is declared immediately due as described above, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series (voting separately) or of all series (voting together as one class), depending on the nature of the Event of Default, may waive any Event of Default other than an Event of Default:

 . resulting from a failure to pay principal of (and premium, if any) or interest on any of the debt securities or

 . in respect of a provision of the indenture which cannot be modified without the consent of the holder of each debt security affected by the modification.

   If an Event of Default occurs, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series

(voting separately) or of all series (voting together as one class), depending on the nature of the proceeding, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. However, unless the indenture requires otherwise, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of holders of debt securities unless such holders offer reasonable indemnity to the trustee.

Defeasance and Covenant Defeasance

   We may, at our option, irrevocably deposit with the trustee money and/or United States government obligations in an amount that would be sufficient to pay the principal of (and premium, if any) and interest on the debt securities of a series when each payment becomes due. If we do so, we may then elect to be discharged from our obligations on the debt securities of such series (other than certain continuing obligations specified in the indenture relating to the transfer of debt securities, the replacement of temporary or mutilated, lost or stolen debt securities and the place we maintain for payments of the debt securities) or to be discharged from our obligations with respect to the debt securities of such series under certain covenants.

   Notwithstanding the deposit of funds and/or United States government obligations described above, in order to effect defeasance or covenant defeasance, the indenture requires us to deliver to the trustee an opinion of counsel that the contemplated defeasance or covenant defeasance will not cause the holders of debt securities of the relevant series to recognize income, gain or loss for federal income tax purposes.

Modification and Waiver

   Under the indenture, Ambac and the trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests of the holders of debt securities of a series without the consent of those holders. Ambac and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all affected series (voting together as one class). However, any modification which would (i) change the maturity or reduce the principal amount of any debt securities, reduce their interest rate or extend the time of interest payments, reduce any amount payable upon redemption of any debt securities or impair or affect the right of any holder of debt securities to institute suit for payments on the debt securities or (ii) make certain changes to the requirements for modification of the indenture or any supplemental indenture, requires the consent of each holder of debt securities that would be affected by the modification.

   The indenture permits the holders of a majority in aggregate principal amount of the outstanding debt securities of all series (voting together as one class) to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agents

   We will make payment of principal of and premium (if any) and interest on debt securities at the place we designate. We may, at our option, make payments of interest by check mailed to the address of the person entitled to receive such interest payment according to the register for the debt securities or by transfer to an account of such person. Interest payments will be made to the person in whose name a debt security is registered as of a certain number of days prior to the relevant payment date. Although we may designate additional paying agents or remove paying agents, we will at all times maintain a paying agent in each place we designate for payment.

   If the debt securities are represented by global certificates, payments will be made to DTC (as defined in the next paragraph).

Denominations, Registrations and Transfer

   Unless we tell you otherwise in an accompanying prospectus supplement, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company ("DTC"). In such case, each owner's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

   Beneficial interests in a global security may only be exchanged for certificated securities registered in the particular owner's name if:

 . DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days;

 . We determine, in our sole discretion, that the global security shall be exchangeable; or

 .  an Event of Default has occurred and is continuing.

   If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by Ambac under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

   The indenture and debt securities will be governed by the laws of New York.

Our Relationship with the Trustee

   The trustee under the indenture, First Union National Bank, occasionally acts as trustee in connection with obligations insured by Ambac Assurance. We also have other business dealings with First Union National Bank and its affiliates in its capacity as a commercial bank.

Conversion or exchange rights

   The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                             WHERE YOU CAN FIND MORE
                                   INFORMATION

   We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Ambac. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC as indicated above, or from us.

   The SEC allows us to "incorporate by reference" the information it files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

 .  Annual Report and Form 10-K for the fiscal year ended December 31, 1999;

 .  Quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June
   30, 2000 and September 30, 2000;

 .  Current Reports on Form 8-K filed January 27, 2000, March 13, 2000, March 22,
   2000, January 24, 2001 and March 19, 2001; and

 .  Registration Statements on Form 8-A dated June 12, 1991 and February 28,
   1996.

   We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

   We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Brian S. Moore, Managing Director, Investor Relations, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (telephone number (212) 668-0340).

                              PLAN OF DISTRIBUTION

   We may sell the common stock, preferred stock or any series of debt securities in one or more of the following ways from time to time:

 .  to underwriters for resale to investors;

 .  directly to investors; or

 .  through agents to investors.

   The prospectus supplements will state the terms of the offering of the securities, including:

 .  the name or names of any underwriters or agents,

 .  the purchase price of such securities and the proceeds to be received by us,

 . any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation,

 .  any initial public offering price of such securities,

 .  any discounts or concessions allowed or reallowed or paid to dealers, and

 .  any securities exchanges on which such securities may be listed.

   If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

 .  negotiated transactions,

 .  at a fixed public offering price or prices, which may be changed,

 .  at market prices prevailing at the time of sale, or

 .  at prices related to prevailing market prices.

   Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such securities, if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make.


   Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

   Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange. Securities offered by a prospectus supplement will be a new issue of securities and will have no established trading market, other than our common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance.
                                 LEGAL OPINIONS

   Anne G. Gill, Esq., First Vice President, Assistant General Counsel and Secretary of Ambac, One State Street Plaza, New York, New York 10004, and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York 10036 will act as our legal counsel. Anne G. Gill, Esq. beneficially owns, or has the right to acquire under Ambac's employee benefit plans, an aggregate of less than 1% of Ambac's common stock. Brown & Wood LLP, New York, New York, will act as counsel to the underwriters or agents.

                                     EXPERTS

   Our consolidated financial statements and related financial statement schedules as of December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
------------------------------------------------------

   The expenses relating to the registration of the shares of common stock will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee..............  $   125,000
Transfer Agents and Trustees' Fees and Expenses..................  $    25,000
Printing and Engraving Fees and Expenses.........................  $   150,000
Accounting Fees and Expenses.....................................  $    75,000
Legal Fees.......................................................  $   200,000
Rating Agency Fees...............................................  $    75,000
Stock Exchange Listing Fees......................................  $    10,000
Miscellaneous....................................................  $    10,000
                                                                   -----------
Total............................................................  $   670,000

Item 15.  Indemnification of Directors and Officers.
----------------------------------------------------

   As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Ambac if he acted in good faith and in manner that he reasonably believed to be in or not opposed to the best interests of Ambac and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Article VII of the amended and restated certificate of incorporation of Ambac and Article IX of its by-laws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ambac unless a court determines otherwise.

   In addition, Ambac maintains a directors' and officers' liability insurance policy.

   Article VI of the amended and restated certificate of incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.

Item 16.  List of Exhibits.
---------------------------

   The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 17.  Undertakings.
-----------------------

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 19, 2001.

                                 AMBAC FINANCIAL GROUP, INC.


                                 By /s/ Frank J. Bivona
                                    --------------------------------
                                    Name:  Frank J. Bivona
                                    Title: Vice Chairman and Chief Financial
                                           Officer

   KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Frank J. Bivona and Anne G. Gill, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature              Title                                     Date
     ---------              -----                                     ----

/s/ Phillip B. Lassiter     Chairman and Chief Executive
_______________________     Officer
Phillip B. Lassiter         (Principal Executive Officer)         March 19, 2001

/s/ Frank J. Bivona         Vice Chairman and Chief Financial
_______________________     Officer (Principal
Frank J. Bivona             Financial and Accounting Officer)     March 19, 2001

/s/ Michael A. Callen
_______________________
Michael A. Callen           Director                              March 19, 2001

/s/ Renso L. Caporali
_______________________
Renso L. Caporali           Director                              March 19, 2001

/s/ Jill M. Considine
_______________________
Jill M. Considine           Director                              March 19, 2001

/s/ Richard Dulude
_______________________
Richard Dulude              Director                              March 19, 2001

/s/ Robert J. Genader
_______________________
Robert J. Genader           Director                              March 19, 2001

/s/ W. Grant Gregory
_______________________
W. Grant Gregory            Director                              March 19, 2001

/s/ C. Roderick O'Neil
_______________________
C. Roderick O'Neil          Director                              March 19, 2001

EXHIBIT INDEX

Exhibit
No.                               Description of Exhibits
-------                           -----------------------

 1.1       Form of Underwriting Agreement for debt securities (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-3
           (File No. 333-43695) filed with the Commission on February 6, 1998).

 1.2 Form of Underwriting Agreement for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

 1.3 Form of Underwriting Agreement for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

 4.1       Indenture, dated as of March 15, 2001, between the Company and First
           Union National Bank, as Trustee.

 4.2 The form of any Note with respect to each particular series of Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

 4.3 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

 4.4 Definitive Engraved Stock Certificate representing share of common stock (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

 4.5       Conformed Amended and Restated Certificate of Incorporation of the
           Company filed with the Secretary of State of the State of Delaware on July 11, 1997 (incorporated by reference to the Registrant's
           Quarterly Report on Form 10-Q for the quarter ended September 30,
           1997).

 4.6 Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 13, 1998
           (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

 4.7       By-laws of the Registrant, as amended through January 28, 1998
           (incorporated by reference to the Registrant's Annual Report on Form
           10-K for the fiscal year ended December 31, 1997).

 4.8 Rights Agreement, dated as of January 31, 1996, between the Company and Citibank, N.A., as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A dated February 28,
           1996).



 5.1       Opinion of Anne G. Gill, Esq.

12.1       Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1       Consent of KPMG LLP, Independent Accountants.

23.2       Consent of Anne G. Gill, Esq. (included in Exhibit 5.1).

24.1       Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).

25.1       Statement of Eligibility on Form T-1 of First Union National Bank, Trustee under the
           Indenture.